Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Registration Statements No. 333-29885, 333-81813, 333-54688 and 333-115871 on Form S-8 of Invitel Holdings A/S of our report dated February 29, 2008 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Hungarian Telephone and Cable Corp.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers Kft.

Budapest, Hungary

March 13, 2009